    As filed with the Securities and Exchange Commission on December 2, 2002.
                                                      Registration No. 333-_____

================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            CTI GROUP (HOLDINGS) INC.
             (Exact name of Registrant as specified in its charter)


            Delaware                                   51-0308583
 -------------------------------          ------------------------------------
 (State or other jurisdiction of                    (I.R.S. Employer
  incorporation or organization)                   Identification No.)


                            CTI GROUP (HOLDINGS) INC.
                            333 North Alabama Street
                                    Suite 240
                             Indianapolis, IN 46204
               (Address of Principal Executive Offices; Zip Code)

                            CTI GROUP (HOLDINGS) INC.
          AMENDED AND RESTATED STOCK OPTION AND RESTRICTED STOCK PLAN;
                OPTION GRANT TO A. BURT DATED FEBRUARY 27, 1998;
                   OPTION GRANT TO A. BURT DATED MAY 25, 1999
           OPTION GRANT TO T. INDRAKUMAR DATED FEBRUARY 27, 1998; AND
                 OPTION GRANT TO A. KHAN DATED OCTOBER 1, 1999.
                            (Full title of the plan)


                                MANFRED HANUSCHEK
                             Chief Financial Officer
                            CTI Group (Holdings) Inc.
                       333 North Alabama Street, Suite 240
                             Indianapolis, IN 46204
                                 (317) 262-4666
            (Name and address of agent for service; Telephone number,
                   including area code, of agent for service)


                                   Copies to:

                            JANE K. STORERO, ESQUIRE
                        Blank Rome Comisky & McCauley LLP
                                One Logan Square
                             Philadelphia, PA 19103
                                 (215) 569-5500

                                             CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                                               Proposed
                                                                Amount         maximum         Proposed        Amount of
                  Title of each class of                         to be      offering price     maximum       registration
                securities to be registered                  registered(1)    per share     offering price        fee
============================================================================================================================
Class A Common Stock issuable upon the exercise of options     4,410,000       (2)           $1,202,850        $110.66
============================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares set forth above, an indeterminate number of shares which, by reason of certain events specified in the Amended and Restated Stock Option and Restricted Stock Plan (the "Plan"), may become subject to the Plan pursuant to the anti-dilution provision of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(g) and (h). The registration fee for 2,965,000 shares underlying the options to be granted under the Plan is based on the average of the high and low prices of Class A Common Stock on the Over-the-Counter Bulletin Board of $0.22 per share on November 27, 2002. The registration fee for 1,445,000 shares underlying the options granted is based on the exercise price of (i) $0.49 for options to purchase 710,000 shares, (ii) $0.25 for options to purchase 575,000 shares, (iii) $0.20 for options to purchase 30,000 shares, (iv) $0.50 for options to purchase 20,000 shares, (v) $0.34 for options to purchase 60,000 shares, (vi) $0.375 for options to purchase 20,000 shares, and (vii) $0.50 for options to purchase 30,000 shares.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the CTI Group (Holdings) Inc. Amended and Restated Stock Option and Restricted Stock Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended
(the "Securities Act").

         Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information.

         The document(s) containing the information specified in Item 2 will be sent or given to employees as specified in Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         The following documents previously or concurrently filed by CTI Group (Holdings) Inc. ("CTIG" or the "Company") with the Commission are hereby incorporated by reference in this Registration Statement:

         (i) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 (File No. 0-10560) filed on April 2, 2002 and all amendments thereto;

         (ii) The Company's Form 10-QSB for the quarter ended March 31, 2002 (File No. 0-10560) filed on May 15, 2002 and all amendments thereto;

         (iii) The Company's Form 10-QSB for the quarter ended June 30, 2002 (File No. 0-10560) filed on August 14, 2002 and all amendments thereto;

         (iv) The Company's Form 10-QSB for the quarter ended September 30, 2002 (File No. 0-10560) filed on November 14, 2002 and all amendments thereto;

         (v)      The Company's Form 8-K (File No. 0-10560) filed on June 18,
                  2002;

         (vi)     The Company's Form 8-K (File No. 0-10560) filed on June 21,
                  2002;

         (vii) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-KSB referred to in (i) above; and

         (viii) The description of the Company's Common Stock, which is incorporated by reference to the Form 8-K filed with the Commission on November 13, 2002 and all amendments or reports filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, be reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

         The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Manfred Hanuschek, Secretary and Chief Financial Officer, CTI Group (Holdings) Inc., 333 North Alabama Street, Suite 240, Indianapolis, IN 46204, telephone number (317) 262-4666.

         All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         The Amended Bylaws (the "Bylaws") of CTIG provide for indemnification of its directors and officers to the full extent permitted by Delaware law. In the event that the Delaware General Corporation Law (the "Corporation Law") is amended to authorize corporate action further eliminating or limiting the personal liability of directors and officers, Bylaws provide the personal liability of the directors and officers of CTIG shall be so eliminated or limited.

         Section 145 of the Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

         Section 145 of the Corporation Law provides that a company may pay the expenses incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding upon an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. The Bylaws of CTIG provide that CTIG shall pay such expenses.

         The Company has obtained insurance to cover the Company's directors and executive officers for liabilities which may be incurred in connection with the offer, sale and registration of the Common Stock.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         The following exhibits are filed as part of this Registration Statement or, where so indicated have been previously filed and are incorporated herein by reference.

         Regulation S-K
         Exhibit Number    Description
         --------------    -----------

               4.1 Certificate of Incorporation (incorporated by reference to the Proxy Statement filed with the Securities and Exchange Commission for Special Meeting of Stockholders held February 19, 1988).

               4.2 Amendment to the Certificate of Incorporation (incorporated by reference to the Form 10-Q, for the period ended December 31, 1990, filed with the Securities and Exchange Commission on February 15,
                           1991).

               4.3 Amendment to the Certificate of Incorporation (incorporated by reference to Exhibit 3.1(i) to Form 8-K filed with the Securities and Exchange Commission on May 7, 2001).

               4.4 Amended Bylaws (incorporated by reference to Exhibit 3.1(ii) to Form 8-K filed on May 7, 2001).

               5.1         Opinion of Blank Rome Comisky & McCauley LLP.

               10.1 CTI Group (Holdings) Inc. Amended and Restated Stock Option and Restricted Stock Plan.

               10.2 Option Grant to A. Burt dated February 27, 1998, Option Grant to A. Burt dated May 25, 1999, Option Grant to T. Indrakumar dated February 27, 1998 and Option Grant to A. Khan dated October 1, 1999

               23.1        Consent of PricewaterhouseCoopers LLP.

               23.2        Consent of BKD, LLP.

               23.3 Consent of Blank Rome Comisky & McCauley LLP (included in Exhibit 5.1).

               24.1        Power of Attorney (included on the Signature Page).


Item 9.  Undertakings.

         (a) The undersigned Registrant hereby undertakes:

             1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                 Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in value and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" Table in the effective Registration Statement; and

                 (iii) To include any additional material information on the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                 Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

             2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
             1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Indianapolis, Indiana as of November 29, 2002.

                        CTI GROUP (HOLDINGS) INC.

                        By:  /s/ Bradley Houlberg
                             --------------------------------------------------
                        Bradley Houlberg, President and Chief Executive Officer (Duly Authorized Officer)

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bradley Houlberg, his true and lawful attorney-in-fact and agent with full power of substitution or resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and as of the dates stated.

           SIGNATURE                                           CAPACITY                             DATE
----------------------------------           --------------------------------------------      -------------------
/s/  Bradley Houlberg                        President and Chief Executive Officer              November 29, 2002
----------------------------------           (Principal Executive Officer)
Bradley Houlberg

/s/  Manfred Hanuschek                       Chief Financial Officer (Principal Financial       November 29, 2002
----------------------------------           and Accounting Officer)
Manfred Hanuschek

/s/  Harold D. Garrison                      Chairman and Director                              November 29, 2002
----------------------------------
Harold D. Garrison

/s/  Michael H. Leeds                        Director                                           November 29, 2002
----------------------------------
Michael H. Leeds

/s/  Rupert D. Armitage                      Director                                           November 29, 2002
----------------------------------
Rupert D. Armitage

/s/  Steve Bartkiw                           Director                                           November 29, 2002
----------------------------------
Steve Bartkiw

/s/  John Birbeck                            Director                                           November 29, 2002
----------------------------------
John Birbeck

/s/  Thomas W. Grein                         Director                                           November 29, 2002
----------------------------------
Thomas W. Grein

/s/  Salah Osseiran                          Director                                           November 29, 2002
----------------------------------
Salah Osseiran

                                  EXHIBIT INDEX

         Regulation S-K
         Exhibit Numbers   Description
         ---------------   -----------

             4.1 Certificate of Incorporation (incorporated by reference to the Proxy Statement filed with the Securities and Exchange Commission for Special Meeting of Stockholders held February 19, 1988).

             4.2 Amendment to the Certificate of Incorporation (incorporated by reference to the Form 10-Q, for the period ended December 31, 1990, filed with the Securities and Exchange Commission on February 15,
                           1991).

             4.3 Amendment to the Certificate of Incorporation (incorporated by reference to Exhibit 3.1(i) to Form 8-K filed with the Securities and Exchange Commission on May 7, 2001).


             4.4 Amended Bylaws (incorporated by reference to Exhibit 3.1(ii) to Form 8-K filed on May 7, 2001).

             5.1           Opinion of Blank Rome Comisky & McCauley LLP.

             10.1 CTI Group (Holdings) Inc. Amended and Restated Stock Option and Restricted Stock Plan.

             10.2 Option Grant to A. Burt dated February 27, 1998, Option Grant to A. Burt dated May 25, 1999, Option Grant to T. Indrakumar dated February 27, 1998 and Option Grant to A. Khan dated October 1, 1999

             23.1          Consent of PricewaterhouseCoopers LLP.

             23.2          Consent of BKD, LLP.

             23.3 Consent of Blank Rome Comisky & McCauley LLP (included in Exhibit 5.1).

             24.1          Power of Attorney (included on the Signature Page).